Exhibit 10.10

MELIÃ HOTELS INTERNATIONAL

Second JVA amendment – Financial restructuring

Between	KATMANDU COLLECTIONS LLLP (Nevada, USA), MELIÁ HOTELS INTERNATIONAL SA (Spain), PRODUCCIONES DE PARQUES SL (Spain).
JV re:	PRODUCCIONES DE PARQUES SL (Spain), and TERTIAN XXI SL (Spain).
JV hotels:	SOL KATMANDU PARK SOL TENERIFE
Place:	Palma de Mallorca, Spain
Dated:	29 January 2014

© 2012 Property of Meliá Hotels International

SECOND JVA AMENDMENT - FINANCIAL RESTRUCTURING

Executed in Palma de Mallorca, Spain, on 29 January 2014

BETWEEN

(1)	KATMANDU COLLECTIONS, LLLP, a limited liability limited partnership duly incorporated and organised under the laws of the state of Nevada, of the United States of America, under the file number E0498572006-7, whose registered office is at 10785 West Twain Avenue, Suite 200, Las Vegas, 89135, Nevada, United States of America, and with postal address at [***], a company whose Spanish fiscal identification code for foreign companies (N.l.F.) is [***]

(2)	MELIÁ HOTELS INTERNATIONAL, S.A., a public limited liability company duly incorporated and organised under the laws of the Spain, whose registered office is at Calle Gremi de Boters, number 24, Polígono Son Castelló, 07009 Palma de Mallorca, Spain, with Spanish fiscal identification code (C.l.F.) [***]; and

(3)	PRODUCCIONES DE PARQUES, S.L., a limited liability company duly incorporated and organised under the laws of Spain, whose registered office is at Avda. Vaquer Ramis, s/n, 07181 Magalluf-Calviá, Spain, with Spanish fiscal identification code (C.l.F.) [***].

WHEREAS:

I.-	This Agreement is supplemental to and amends the JVA.

II.-	The JVA contemplates a series of equity contributions and other funding to be made within a certain time frame that KAT has been unable to comply with.

III.-	To overcome these difficulties, the Parties wish to modify the current structure of the finances and of the financing of PDP and of Tertian, including the contributions to be made subject to the JVA and the terms in which these are to be made.

IV.-	The Parties desire to amend the JVA accordingly.

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It is agreed:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	Save as expressly otherwise herein defined, capital-letter initialled terms used herein and defined in the JVA shall have the same meaning in this Agreement.

1.1.2	In this Agreement, the following specific definitions will apply and take precedence over the definitions of the JVA:

“Agreement” means this agreement.

“First Amendment” means the “JVA Amendment” dated 28 June 2013, made between KAT, PDP and MHI, which supplemented and amended the Initial JVA for the purpose of creating a Sol Katmandu Facility (construction works and fit out) at the location of the Sol Tenerife, and which was notarised on 3 July 2013 under the document number 2087 of Armando Mazaira Pereira, notary public of Palma de Mallorca.

“Initial JVA” means the “Joint Venture and Shareholders Agreement” dated 13 December 2012, made between KAT, PDP y MHI, relating to PDP and the Calviá Facility, and notarised on the date of its execution under the document number 4040 of Armando Mazaira Pereira, notary public of Palma de Mallorca.

“JVA” means the Initial JVA supplemented and amended by the First Amendment.

“Katmandu Group” means the Florida corporation “Katmandu Group LLC”, domiciled in 8501 Rubis Ter, North Chesterfield, VA, 23235 – USA.

“MHI Loans” means the inter-company loans totalling 28,031,375.66 euros which the MHI Group (lender) granted to Tertian (borrower) as duly reflected in the financial statements of Tertian as of 31 December 2013.

“Parties” means the parties to this Agreement indicated in the heading section hereof.

“Tenerife Sol” means the limited liability company “Tenerife Sol, S.A.”, duly incorporated and organised under the laws of Spain, whose registered office is at Spain, Tenerife, Playa de las Américas s/n, with Spanish fiscal identification code [***].

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1.2	Interpretation

This Agreement is to be interpreted and construed in accordance with the provisions of clause 1.2 (Interpretation) of the First Amendment, which shall be deemed to be incorporated herein.

2	THE AMENDMENTS

2.1	General

2.1.1	This Agreement amends, supplements and extends the JVA.

2.1.2	This Agreement and the JVA will be taken together and will constitute, for all purposes, one and the same agreement. The Parties will act in good faith to analogously apply and to adjust the provisions of the JVA to this Agreement, taking into account the legal and business reality of the modified finance structure of the joint venture.

2.1.3	The terms and conditions established herein shall take precedence over the conflicting terms and conditions of the JVA. Except where, and to the extent, amended by this Agreement, the terms and provisions of the JVA are hereby ratified and confirmed, and shall remain unchanged and in full force and effect.

2.2	The Contribution Date

The definition of “Contribution Date” under clause 1.1 of the First Amendment is hereby amended to mean, in the First Amendment and in this Agreement, the following date: 15 February 2014.

2.3	The SPA related provisions of the First Amendment

PDP (purchaser) and MHI (vendor), on the date hereof, amend the provisions of the SPA to adjust them in relation to the Contribution Date as newly defined in clause 2.2 (The Contribution Date) hereof; the specific provision amended is clause 2.6.1 (SPA related provisions) of the First Amendment.

2.4	The equity contributions and other funding of PDP and Tertian / Substitution of Clause 2.7 of the First Amendment

Clause 2.7 (Equity contributions and other funding of PDP and Tertian) of the First Amendment shall be deemed deleted and entirely substituted by the following provisions. Therefore, clause 2.7 of the First Amendment will in its entirety read as follows:

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“2.7.1.- MHI Loans assignments

On the Contribution Date at the latest, the Parties will simultaneously execute and formalise any and all of the following documents and transactions:

a)	PDP as sole shareholder of Tertian shall acknowledge and fully accept the existence of a debt of Tertian (debtor) to MHI and Tenerife Sol (creditors) for an amount equivalent to the MHI Loans.

b)	MHI and Tenerife Sol will assign their positions as creditors of the MHI Loans to PDP in accordance with the draft credit assignment agreement attached hereto as Schedule 1; PDP will accordingly subrogate into MHl’s and Tenerife Sol’s position in relation to Tertian (debtor) becoming PDP creditor of Tertian for the MHI Loans (“MHI-PDP Credit Assignment”).

c)	As a consequence of the MHI-PDP Credit Assignment, PDP will become debtor to MHI and to Tenerife Sol for an amount equivalent to the MHI Loans (“PDP Assigned Debt”) and shall acknowledge and fully accept the existence of such PDP Assigned Debt, which shall thereafter be handled as follows:

To this end, the Parties (MHI acting on its own behalf and as the controlling shareholder of Tenerife Sol) are willing to reduce the PDP Assigned Debt to an amount of a maximum of 8,000,000 euros subject to the provisions of this Agreement. Once such reduction has been made, the remainder of the PDP Assigned Debt will be kept as an overall loan facility of up to a maximum of 8,000,000 euros. This maximum amount shall be adjusted according to cash requirements or cash surpluses of PDP and Tertian on an aggregate basis to keep such amount to the minimum required.

Such loan facility will be maintained by PDP with MHI as a 4-year term facility with interest payments at an annual rate of EURIBOR + 3.5%, calculated on a monthly basis and on the outstanding capital, from the date of the assignment contemplated in provision 2.7.1.b. The payment of the interests shall be half-yearly in arrears on 31 June and 31 December, respectively.

The maximum amount of the PDP Assigned Debt to be maintained during the 4-year period will be as follows:

●	until 30 June 2016, the maximum draw down amount will be 8,000,000 euros;

●	from 1 July 2016 to 30 June 2017, the maximum amount will be 5,000,000 euros;

●	from 1 July 2017 to 30 June 2018, the maximum amount will be 2,500,000 euros, by which deadline the facility will be cancelled.

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d)	MHI will assign to KAT the amount of 6,000,000 euros of the PDP Assigned Debt (“MHI-KAT Assignment”). The terms and conditions of the MHI-KAT Assignment will be the following:

d.l)	KAT shall have amortised the principal and interests by 31 December 2015 at the latest (i.e. the deadline established for the additional equity contributions to PDP in clause 2.7.5 (Additional equity contributions)).

Simultaneously to each of the equity contributions to be made subject to clause 2.7.5 (Additional equity contributions) below, KAT shall amortise as follows:

●	when the first additional joint equity contribution of 6,000,000 euros is made by the Shareholders, then KAT shall amortise a single amount of 1.500.000 euros; and

●	when any other additional joint equity contribution is made by the Shareholders, then KAT shall amortise an amount equal to 100% of KAT’s part of such equity contribution (e.g. if KAT makes a contribution of 2,000,000 euros, then KAT would have to simultaneously amortise 2,000,000 euros).

d.2)	From the date of assignment, KAT shall pay an annual interest rate of EURIBOR + 3.5%, calculated on a monthly basis and on the outstanding capital. The payment of the interests shall be half-yearly in arrears on 31 June and 31 December, respectively.

To guarantee the due and timely repayment of the MHI-KAT Assignment, KAT will: (i) pledge in favour of MHI (pledgee) the PDP shares newly issued to KAT (pledgor) on the basis of KAT’s capital contributions made under letters b), c) and d) of clause 2.7.2 below, (ii) pledge in favour of MHI (pledgee) the total 47% of KAT’s (pledgor) units in Katmandu Group, i.e. the partnership currently holding any and all of the intellectual property rights with respect to the “Katmandu Park” concept and its entertainment elements.

The pledge indicated under point “(i)” shall be made through a pledge agreement as attached as schedule 2 hereto, and the pledge indicated under point “(ii)” shall be made under equal conditions.

2.7.2.- Initial equity contributions

The Shareholders will, at the latest on the Contribution Date, but in any case concurrently with the execution and formalisation of the documents and transactions mentioned under clause 2.7.1 above, jointly contribute as equity to PDP the amount of 15,500,000 euros as follows:

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a)	7,750,000 euros of the PDP Assigned Debt then still existing between the MHI Group (creditor) and PDP (debtor) will be capitalised as MHl’s equity contribution in PDP;

b)	the 6,000,000 euro of the MHI-KAT Assignment will equally be capitalised as KAT’s equity contribution in PDP;

c)	KAT will contribute further equity of an amount equal to approximately 975,000 euros through contribution of fully paid entertainment elements (subject to evaluation) for the Calviá Facility; and

d)	KAT will contribute further equity of an amount equal to 1,750,000 euros minus the contribution it makes subject to point “c)” above, which further equity contribution shall be made in cash.

2.7.3.- External financing

PDP and Tertian will seek to obtain the maximum amount of external financing to fund the investment projects and the business activities of both companies. The approximate amount of such external financing shall be 6,000,000 euros. That external financing shall be obtained on 31 March 2014 at the latest.

2.7.4.- Use of the initial Shareholders contributions and the external financing

Shareholders contributions and external financing will be used for the following purposes and under the following order of priority:

a)	2,150,000 euros will be used to pay the remaining balance of the Purchase Price due according to Clause 2.6.1 (SPA related provisions) of the First Amendment;

b)	The remainder will be used to fund PDP’s investments in the renovation and improvements of the Calviá facility up to the amount of the renovation and improvements budget of currently 5,900,000 euros, as amended from time to time; and

c)	The remainder shall be utilised to finance PDP’s business activities regarding the Calviá Facility.

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2.7.5.- Additional equity contributions

a)	By 31 December 2015 at the latest, the Shareholders shall provide additional funding to Tertian of a minimum of 15,000,000 euros through additional equity contributions in PDP once the initial equity contributions have been executed. Such equity contributions shall be made as follows:

a.1)	All such additional equity contributions to PDP will be made 50% by KAT and 50% by MHI in order to maintain the 50/50 share proportion in PDP as reflected in the JVA.

The Shareholders shall jointly make a single equity contribution totalling at least 6,000,000 euros by 31 July 2014 at the latest.

Any other equity contributions shall be made with single amounts equal or higher than 2,000,000 euros.

a.2)	The Shareholders’ respective equity contributions shall be formed as follows:

●	if and as long as the MHI-KAT Assignment[1] balance is higher than 1,500,000 euros, then MHI may make its respective contribution, in its sole discretion, either in cash or through partial capitalisation of the PDP Assigned Debt;

●	if and as long as the MHI-KAT Assignment balance is equal or lower than 1,500,000 euros, then MHI shall make its respective contribution in cash only; and

●	KAT shall make any and all such contributions in cash.

b)	These additional equity contributions will be used for the following purposes and under the following order of priority:

b.l)	if the cash provided to PDP through the initial Shareholders contributions (clause 2.7.2) and the external financing (clause 2.7.3) does not suffice to complete the funding referenced in clause 2.7.4.b), then the additional equity contributions will primarily be used to the complete such funding;

b.2)	the following 3,000,000 euros of cash contribution as follows: (i) 2/3 of each contribution to cover the needs for funding the investments in renovation and improvement of the existing Sol Tenerife for the purpose stipulated in whereas II.- above and (ii) 1/3 for a stand-alone entertainment element at Sol Tenerife; and

b.3)	any contribution made in addition to the first 3,000,000 euros as follows: (i) 1/3 of such contribution to cover the needs for funding the investments in renovation and improvement of the existing Sol Tenerife for the purpose stipulated in whereas II.- above and (ii) 2/3 for entertainment elements at Sol Tenerife.”

1	See clause 2.7.1.d above.

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2.5	Fun Pass shortfall payment for 2013

2.5.1	The Shareholders acknowledge that the shortfall payment to be made by MHI to KAT under Clause F.1.2.3 (Shortfall payment) of the Initial JVA due to a shortfall in the Fun Pass related minimum revenue with respect to the Year 2013 amounts to 274,928.08 euros + VAT.

2.5.2	The Parties agree that only in regard to the specific 2013 shortfall payment indicated in Clause 2.5.1 above, Clause F.1.2.3 (Shortfall payment) of the Initial JVA is hereby amended to the extent that (i) the 2013 shortfall payment shall amount to 549,856.16 euros + VAT and (ii) MHI shall exceptionally make that 2013 shortfall payment not to KAT but instead directly to PDP as follows:

a)	50% through compensation with debts of PDP with MHI; and

b)	50% in cash.

2.5.3	The amendment made under this Clause 2.5.2 will not affect any shortfall payment to be made by MHI regarding any other Year following the Year 2013.

3	NOTARISATION

Any Party may require the other Parties to notarise this Agreement at the notary Armando Mazaira in Palma de Mallorca prior 5 days written notice.

4	COUNTERPARTS

This Agreement may be entered into in any number of counterparts. All counterparts shall be valid and binding on the Party executing them and shall, when taken together, constitute one and the same instrument for all purposes. Any Party may enter into this Agreement by signing any such counterpart but this Agreement will not be effective until each Party has executed at least one counterpart of this Agreement.

In witness whereof, the Parties have duly executed, delivered and signed this Agreement on the date hereof.

{SCHEDULES AND SIGNATURE PAGE TO FOLLOW}

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SCHEDULE 1 - Draft credit assignment agreement

[Omitted.]

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SCHEDULE 2 - Draft share pledge agreement

[Omitted.]

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SIGNATURE PAGE

/s/ Julia Emily Demerau	/s/ Gabriel Escarrer Jaume
Katmandu Colletions, LLLP	Meliá Hotels International, S.A.
Represented herein by Ms. Julia Emily Demerau, citizen of the USA, with Spanish personal identification number for non-nationals (N.I.E.) [***], who acts as sole general partner of “Katmandu Collections LLLP”	Represented herein by Mr. Gabriel Escarrer Jaume, who acts as CEO and vice-president of the board of directors of “Meliá Hotels Internationl, S.A.”

/s/ Scott Demerau

/s/ Mark Hoddinott
Producciones de Parques, S.L.
Represented herein by Mr Scott Demerau and Mr Mark Hoddinott

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